UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2006

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2006, the Company entered into a Second Amended and Restated Executive Employment Agreement with Dr. John R. Plachetka (the “Agreement”), pursuant to which he will continue to serve as the Company’s Chairman, President and Chief Executive Officer. The Agreement amends and restates the employment agreement between the Company and Dr. Plachetka dated July 25, 2001.

The Agreement has an initial term of three years and automatically renews for successive one year periods thereafter unless either party provides at least six months’ notice of its intention not to renew the Agreement. Under the Agreement, Dr. Plachetka is entitled to an annual base salary of at least $462,000 effective as of January 1, 2006. Annual increases, if any, will be made based on performance and in the sole discretion of the Board of Directors or the Compensation Committee. Under the terms of the Agreement, Dr. Plachetka is eligible to receive an annual cash incentive bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of sixty-five percent (65%) of Dr. Plachetka’s annual base salary. Dr. Plachetka is also eligible to receive annual awards under a long-term incentive program with a target value of $1,700,000 for the first year of the Agreement, subject to annual review by the Compensation Committee. Awards under the long-term incentive program are based on performance and made in the discretion of the Compensation Committee. The Agreement also provides for the payment by the Company of certain life and disability insurance premiums and the reimbursement of certain estate, tax and legal expenses relating to the Agreement, and expenses relating to the establishment and administration of a Rule 10b5-1 securities selling program, incurred by Dr. Plachetka, up to a maximum reimbursement of $45,000 per year.

If Dr. Plachetka’s employment is terminated due to death or disability, he will be entitled to receive, conditioned on his or his heirs’ execution of a general release of claims with the Company, a pro-rata share of the average of the annual cash bonuses paid to him during the two preceding years. Upon the termination of Dr. Plachetka’s employment by the Company other than for Cause, as defined in the Agreement, or by Dr. Plachetka for Good Reason, as defined in the Agreement, Dr. Plachetka has the right to receive, conditioned upon his signing and not revoking a general release of claims with the Company, a severance payment in an amount equal to two times the average of the annual cash bonus awards made to Dr. Plachetka over the previous two years. In addition, Dr. Plachetka is entitled to the continuation of his base salary for a period of 24 months, and a continuation of benefits for a period of 18 months, following termination. Dr. Plachetka will also be entitled to 12 months’ acceleration of vesting of all his outstanding stock options. If, within the 24-month period following a Change of Control, as defined in the Agreement, Dr. Plachetka’s employment is terminated due to the Company’s election not to renew the Agreement, Dr. Plachetka is entitled to receive the same severance and other benefits described above. Further, if Dr. Plachetka notifies the Company, within the 60 day period following consummation of a Change of Control of his intention to terminate his employment, he will be entitled to receive the same severance and other benefits described above, except that he will only be entitled to receive a severance amount equal to one times the average of the annual cash bonus awards made to him over the previous two years and the continuation of his base salary for a period of 12 months. If at any time any severance or other payment to Dr. Plachetka constitutes an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code, Dr. Plachetka is entitled to receive an additional payment from the Company (a “Gross-Up Payment”) to reimburse him for any taxes owed, subject to certain limitations specified in the Agreement. The severance payment, continuing benefits and Gross-Up Payments provided for under the Agreement are intended to be paid in accordance with Section 409A of the Internal Revenue Code, and the Agreement provides that to the extent required in order to avoid the imposition on Dr. Plachetka of any excise tax under Section 409A, the initial payment of the severance benefit or continuing benefits, and any Gross-Up Payment attributable to severance compensation, will be delayed for a period of six months following the date of termination of his employment and any Gross-Up Payment attributable to other than severance compensation will be paid at the closing of the Change of Control.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference thereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2006, the Company’s Board of Directors elected Donald H. Namm as a Class I director of the Company to serve until the 2007 annual meeting of stockholders of the Company and James J. Mauzey as a Class III director of the Company to serve until the 2006 annual meeting of stockholders of the Company. Dr. Namm will serve as a member of the Nominating/Corporate Governance Committee of the Board of Directors and Mr. Mauzey will serve as a member of the Compensation Committee of the Board of Directors.

There is no arrangement or understanding between either Dr. Namm or Mr. Mauzey and any other person pursuant to which Dr. Namm or Mr. Mauzey was selected as a director, and there is no information required to be disclosed with respect to either Dr. Namm or Mr. Mauzey pursuant to Item 404(a) of Regulation S-K.

On March 15, 2006, the Company received notice from Ted G. Wood of his intent to resign as a member of the Board of Directors of the Company. On such date, the Company also received notice from James R. Butler of his intent to resign as a member of the Board of Directors. Both resignations will be effective as of the 2006 annual meeting of the stockholders of the Company which is scheduled to be held on May 16, 2006. Neither Mr. Wood nor Mr. Butler has any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On March 16, 2006, the Company issued a press release announcing the election of Dr. Namm and Mr. Mauzey as directors and the notices of resignation received from Mr. Wood and Mr. Butler. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 14, 2006, Dr. John R. Plachetka, Chairman, Chief Executive Officer and President of the Company, entered into a written trading plan to sell up to an aggregate of 1,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) beneficially owned by him through the Revocable Declaration of Trust u/a dated 1/31/00. The primary purpose of the trading plan is to provide Dr. Plachetka a certain amount of diversity to his investment portfolio. No transaction will occur under the trading plan until September 5, 2006. The trading plan, which was adopted under Securities Exchange Act Rule 10b5-1, will allow Dr. Platchetka, in any given month during the term of the trading plan, to sell the Company’s Common Stock at certain volume levels and at various prices greater than $15.00 per share. Additionally, it is anticipated that sales under the trading plan will be subject to volume limitations and other applicable requirements of Rule 144 promulgated under the Securities Act of 1933, as amended.

On March 15, 2006, Dr. Peter J. Wise, a member of the Board of Directors of the Company, entered into a written trading plan to sell up to an aggregate of 120,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), directly owned by him. No transaction will occur under the trading plan until September 5, 2006. The trading plan, which was adopted under Securities Exchange Act Rule 10b5-1, will allow Dr. Wise, in any given month during the term of the trading plan, to sell the Company’s Common Stock at certain volume levels and at various prices greater than $15.00 per share. Additionally, it is anticipated that sales under the trading plan will be subject to volume limitations and other applicable requirements of Rule 144 promulgated under the Securities Act of 1933, as amended.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell specified number of shares of company stock over a pre-determined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date: March 16, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Executive Employment Agreement, dated as of March 14, 2006, by and between the Company and John R. Plachetka.

99.1	Press Release entitled “POZEN Announces Changes to its Board of Directors” issued by the Company on March 16, 2006.